Exhibit 10.23

COOPERATION AGREEMENT OF JOINT RESEARCH PROJECT

This Cooperation Agreement of Joint Research Project (“Agreement”) is entered into on September 13, 2022 by and among:

Jilin Agricultural University, a university located at 2888 Xincheng Street, Changchun City to host the research project, hereinafter referred to as “Party A”,

Jilin Zhengye Biological Products Co., Ltd, a company located at No. 8 Hanlin Road, Economic and Technological Development Zone, Jilin City to support the research project, hereinafter referred to as “Party B”, and

Jilin Provincial Center for Animal Disease Prevention and Control, an organization located at No. 4510 Xi’an Road, Changchun City to support the research project, hereinafter referred to as “Party C”,

Collectively referred to as the “Parties”.

WHEREAS, the Parties wish to collaborate on the research project named [The Development and Application of Rapid Visual Test Technology for Key Viral Diseases in Goslings].

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in accordance with the provisions of the Contract Law of the People’s Republic of China, the Parties agree as follows:

1. Project Description:

1.1 The Parties agree to jointly apply for the government funding for the research project named [The Development and Application of Rapid Visual Test Technology for Key Viral Diseases in Goslings].

1.2 Division of the Tasks:

Party A shall take the tasks of project application, implementation, and summary as the host of the project and undertake the research of “the establishment of fluorescence quantitative PCR detection method and visualization detection method for common viral diseases in goslings” in the project.

Party B shall take the tasks of “marketing promotion of the detection method” etc.

Party C shall take the tasks of “quality and standard inspection of the detection method” etc.

2. Allocation of the Funding

2.1 After receiving funding for the project, Party A shall allocate an amount of 50,000 RMB to Party B. The payment shall be made in accordance with Point 2 described as follows:

(1) After the project funding are received, Party A shall make a one-time payment to Party A within ____ days upon the receipt;

(2) If the project funding is granted on an installment plan, Party A shall pay Party B within 30 days upon receipt of each installment.

2.2 Party B shall offer 250,000 RMB for project research, accounting for 30.1% of the total project budget. The funding is for the completion of the research tasks specified in the project plan.

3. Miscellaneous

3.1 If the funding application is approved, the validity period of this Agreement will be automatically extended until the project is completed and assessed. If the funding application is not approved, this Agreement will automatically be terminated.

3.2 This Agreement is executed in three original counterparts each of which shall have equal effect in law. Each Party shall keep one copy of the original Agreement.

3.3 Without the permission of the other party, neither Party A, Party B nor Party C shall disclose the content of this Agreement, as well as relevant technical information, materials, etc., to any third party. The confidentiality period is 3 years.

3.4 Any disputes arising from the performance of this contract between the cooperating parties shall be resolved through consultation and mediation. Any dispute which cannot be resolved through mutual negotiation and coordination shall be handled in accordance with Point 2:

(1) Submit to the Arbitration Commission for arbitration.

(2) Bring a lawsuit to the people’s court in accordance with the law.

3.5 The Parties shall strictly follow the relevant regulations of Jilin Provincial Science and Technology Research Management Plan to execute the project budget, to ensure that the research tasks specified in the project plan are completed on time and live up to the assessment standard. If the research and development progress of Party A and Party C is delayed, Party A is entitled to urge Party B and Party C to accelerate the progress.

3.6 The Parties shall cooperate with professional institutions in the process management and assessment. Party A shall coordinate the project execution by holding seminars and meetings whereas Party B and Party C shall submit annual technical reports, final technical reports, and feature technical reports within the time specified by the management team.

3.7 The Parties hereto may enter into written supplemental agreements in relation to the matters not mentioned herein through negotiation. Supplemental agreements shall have equal legal effect of this Agreement.

3.8 Any exhibits, attachment, and other documents related to this Agreement shall have the same legal effect as this Agreement.

Party A: Jilin Agricultural University (seal)

By

Legal Person/Manager

Date

Party B: Jilin Zhengye Biological Products Co., Ltd (seal)

By

Legal Person/Manager

Date

Party C: Jilin Provincial Center for Animal Disease
Prevention and Control (seal)

By

Legal Person/Manager

Date

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